UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2022

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2022, S&P Global Inc., a New York corporation (the “Company”), completed its previously announced merger with IHS Markit Ltd., a Bermuda exempted company limited by shares (“IHS Markit”). Pursuant to the Agreement and Plan of Merger, dated as of November 29, 2020 (as amended by Amendment No. 1 thereto, dated as of January 20, 2021, the “Merger Agreement”), by and among the Company, IHS Markit and Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into IHS Markit (the “Merger”), with IHS Markit continuing as the surviving company of the Merger and a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common share, par value $0.01 per share, of IHS Markit (“IHS Markit Common Shares”) issued and outstanding (other than IHS Markit Common Shares held in treasury) was converted into the right to receive 0.2838 (the “Exchange Ratio”) newly issued shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”), with cash in lieu of fractional shares of Company Common Stock, without interest.

In addition, equity awards of IHS Markit outstanding immediately prior to the Effective Time were generally converted into Company equity awards based on the Exchange Ratio with the same terms and conditions as of immediately prior to the Effective Time, subject to certain exceptions. Each IHS Markit performance share unit award was converted into a Company restricted share unit award based on the Exchange Ratio (assuming target performance), with the possibility of earning up to 200% of the target award if the individual remains employed through the end of the applicable performance period.

The issuance of shares of Company Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-251999) (the “Registration Statement”), declared effective by the Securities and Exchange Commission (the “SEC”) on January 22, 2021.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety to the full text of the Merger Agreement, a copy of which was filed as Annex A to Amendment No. 1 to the Registration Statement, filed with the SEC on January 20, 2021, and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021 (as amended by the Amendment to Current Report on Form 8-K/A, filed with the SEC on January 31, 2022, the “Director Appointment 8-K”), effective as of the Effective Time, Jacques Esculier, Gay Huey Evans, Robert P. Kelly and Deborah McWhinney were appointed to the Board of Directors of the Company. The information set forth in the Director Appointment 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On February 28, 2022, the Company and IHS Markit issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 29, 2020, by and among S&P Global Inc., Sapphire Subsidiary, Ltd. and IHS Markit Ltd., as amended by Amendment No. 1 thereto, dated as of January 20, 2021 (incorporated by reference to Annex A to Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the SEC on January 20, 2021).

99.1	Joint Press Release, dated February 28, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel

Dated: February 28, 2022